Exhibit 99.1

PRISM CIRCUITS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

As of December 31, 2008 and March 31, 2009 (unaudited) and for the year ended December 31, 2008 and for the three months ended March 31, 2009 (unaudited) and March 31, 2008 (unaudited)

(see Report of Independent Accountants)

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of

Prism Circuits, Inc.

We have audited the accompanying consolidated balance sheet of Prism Circuits, Inc. (the “Company”) and its subsidiary as of December 31, 2008, and the related consolidated statements of operations, stockholders’ equity and cash flows for the year then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the financial position of Prism Circuits, Inc. and its subsidiary as of December 31, 2008 and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, the Company was acquired by MoSys, Inc. on June 5, 2009.

/s/ Burr, Pilger & Mayer LLP

San Jose, California

August 19, 2009

PRISM CIRCUITS, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,	March 31,
	2008	2009
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,158,490	$2,360,252
Accounts receivable	855,000	1,317,953
Prepaid expenses	202,689	271,179

Total current assets	3,216,179	3,949,384

Property and equipment, net	88,251	143,064

Other assets	17,070	16,500

	$3,321,500	$4,108,948
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$89,884	$75,663
Accrued expenses	85,339	229,143
Deferred revenue	2,055,000	2,735,250
Deferred rent	17,880	15,900

Total current liabilities	2,248,103	3,055,956

Commitments and contingencies (Note 8)	—	—

Stockholders’ equity:
Common stock, $0.0001 par value; 20,000,000 shares authorized; 9,100,416 shares issued and outstanding at December 31, 2008 and 9,116,041 shares issued and outstanding at March 31, 2009 (unaudited)	910	912
Additional paid-in capital	255,389	703,197
Retained earnings	817,098	348,883

Total stockholders’ equity	1,073,397	1,052,992

	$3,321,500	$4,108,948

See Notes to Consolidated Financial Statements

PRISM CIRCUITS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended	For the three months ended
	December 31,	March 31,	March 31,
	2008	2008	2009
		(Unaudited)	(Unaudited)
Revenue:
Licensing	$6,155,850	$1,268,750	$1,813,753
Total Revenue	6,155,850	1,268,750	1,813,753

Cost of Revenue:
Licensing	3,660,894	629,214	1,082,842

Total Cost of Revenue	3,660,894	629,214	1,082,842

Gross Profit	2,494,956	639,536	730,911

Operating Expenses:
Research and development	345,787	71,159	124,793
Selling, general and administrative	1,348,466	486,551	829,987

Total operating expenses	1,694,253	557,710	954,780

Net income (loss)	$800,703	$81,826	$(223,869)

See Notes to Consolidated Financial Statements

PRISM CIRCUITS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDER’S EQUITY

					Additional
	Convertible Preferred Stock		Common Stock		Paid in	Retained
	Shares	Amount	Shares	Amount	Capital	Earnings	Total

Balance at December 31, 2007	2,000,000	$198,070	5,682,083	$568	$31,476	$16,395	$246,509

Issuance of Series A Convertible Preferred Stock in April 2008 at $0.10 per share	100,000	10,000	—	—	—	—	10,000

Repurchase of founders stock at $0.001 per share	—	—	(916,667)	(92)	(825)	—	(917)

Repurchase of common stock at $0.02 per share	—	—	(25,000)	(2)	(498)	—	(500)

Conversion of preferred stock to common stock and payment of liquidation preference	(2,100,000)	(208,070)	2,100,000	210	(2,140)	—	(210,000)

Options exercised at $0.02 per share	—	—	10,000	1	199	—	200

Sale of common stock	—	—	950,000	95	18,905	—	19,000

Stock-based compensation	—	—	1,300,000	130	208,272	—	208,402

Net income	—	—	—	—	—	800,703	800,703

Balance at December 31, 2008	—	—	9,100,416	910	255,389	817,098	1,073,397

Repurchase of common stock at $0.01 per share (unaudited)	—	—	(78,125)	(7)	(773)	—	780

Distributions to shareholders (unaudited)	—	—	—	—	—	(244,346)	(244,346)

Stock-based compensation (unaudited)	—	—	93,750	9	448,581	—	448,590

Net loss (unaudited)	—	—	—	—	—	(223,869)	(223,869)

Balance at March 31, 2009 (unaudited)	—	$—	9,116,041	$912	$703,197	$348,883	$1,052,992

See Notes to Consolidated Financial Statements

PRISM CIRCUITS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended	For the three months ended
	December 31,	March 31,	March 31,
	2008	2008	2009
		(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$800,703	$81,826	$(223,869)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	39,754	8,108	14,473
Stock-based compensation	208,402	50,975	448,590
Changes in operating assets and liabilities:
Accounts receivable	(841,898)	10,000	(462,953)
Prepaid expenses and other assets	(119,388)	14,542	(67,919)
Accounts payable	43,369	67,987	(14,221)
Accrued expenses	64,677	8,943	143,804
Deferred revenue	556,250	(746,875)	680,250
Deferred rent and other liabilities	14,137	(1,872)	(1,980)

Net cash provided by (used in) operating activities	766,007	(506,366)	516,175

Cash flows from investing activities:
Purchases of property and equipment	(68,495)	(12,851)	(69,286)

Net cash used in investing activities	(68,495)	(12,851)	(69,286)

Cash flows from financing activities:
Proceeds from issuance of common stock	19,200	—	—
Proceeds from issuance of Series A preferred stock prior to conversion to common stock	10,000	—	—
Repurchase of common stock	(1,417)	(1,417)	(781)
Distributions to shareholders	—	—	(244,346)
Repurchase of Series A preferred stock	(210,000)	—	—

Net cash used in financing activities	(182,217)	(1,417)	(245,127)

Increase (decrease) in cash and cash equivalents	515,295	(520,634)	201,762

Cash and cash equivalents, beginning of period	1,643,196	1,643,196	2,158,490
Cash and cash equivalents, end of period	$2,158,490	$1,122,562	$2,360,252

See Notes to Consolidated Financial Statements

PRISM CIRCUITS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

1.                Description of Business

Prism Circuits, Inc. (Prism or the Company) was incorporated in Delaware in February 2006.  The Company delivers silicon proven designs and customer customizations built on a variety of different fab processes. The Company leverages its expertise in analog mixed signal circuit designs, high-speed parallel busses, multi-gigabit serial links, reduced jitter solutions, efficient power distribution techniques, and high-performance package design to support I/O (input/output), clock, and application-specific integrated circuit/system-on-a-chip (ASIC/SoC) chips. The Company’s products are available for high-throughput serial I/O and parallel I/O technologies in a number of semiconductor fabrication factories at 65 nanometer (nm) and upcoming 45nm processes.  The Company markets its services and products through direct sales efforts. The Company’s customers include leading global corporations and small-and medium-sized enterprises primarily operating in the semiconductor industry.

On July 15, 2008, the Company founded Prism Circuits India (PCI) as a wholly owned subsidiary.  PCI provides research and development and other activities in support of the Company.

On June 5, 2009, the Company sold substantially all of its assets and transferred most of its liabilities to MoSys, Inc. (MoSys) in exchange for cash. See Note 10.

2.                 Summary of Significant Accounting Policies

Unaudited Interim Financial Information

The accompanying consolidated balance sheet as of March 31, 2009, the consolidated statements of operations and cash flows for the three months ended March 31, 2008 and 2009, and the consolidated statement of stockholders’ equity for the three months ended March 31, 2009, are unaudited.  The unaudited interim financial statements have been prepared on the same basis as the annual financial statements.  In the opinion of management, the accompanying unaudited condensed financial statements reflect all adjustments (consisting only of normal recurring adjustments) necessary to summarize fairly the Company’s financial position, results of operations and cash flows for the interim periods presented.  Certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted in the unaudited quarterly financial information in accordance with generally accepted accounting principles for interim financial information. The operating results for the three months ended March 31, 2009 are not necessarily indicative of the results that may be expected for the year ending December 31, 2009 or for any other future period.

Principles of Consolidation

The consolidated financial statements include all accounts of the Company and its wholly owned subsidiary.  All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect reported amounts of assets, liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, expenses recognized during the reported period, and the reported amount of revenues recognized under the percentage of completion method. These estimates and assumptions are based on knowledge and experience about past and current events and on assumptions about future events.  Actual results could differ from these estimates.

Fair Value of Financial Instruments

The Company has determined that the amounts reported for current assets and liabilities, including cash and cash equivalents, prepaid expenses, accounts receivable, accounts payable and accrued liabilities, deferred revenue and deferred rent are considered to have carrying amounts that approximate fair value because of the short maturity of these financial instruments.

Continued

PRISM CIRCUITS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

2.                Summary of Significant Accounting Policies, continued

Cash and Cash Equivalents

The Company considers securities with maturities of three months or less, when purchased, to be cash equivalents.  The fair market value of cash equivalents is substantially equal to their carrying value at December 31, 2008 and March 31, 2009.  The Company does not hold or issue financial instruments for trading purposes.

Amounts held on deposit at financial institutions may exceed Federal Deposit Insurance Corporation (FDIC) insured limits.

Accounts Receivable

Accounts receivable consist of amounts due from customers billed but not yet received at year end and are stated at the amount the Company expects to collect from outstanding balances. Management has evaluated accounts receivable at December 31, 2008 and March 31, 2009 and determined that no allowance for doubtful accounts was necessary.

Concentration of Credit Risk

Financial instruments that could potentially subject the Company to concentrations of credit risk are primarily cash and cash equivalents. Cash equivalents consist of money market funds which are maintained with financial institutions that management believes are creditworthy.

The Company derives revenue primarily from large companies in diversified industries worldwide.  The accounts receivable are recorded at net realizable value.  Credit risk is mitigated by the Company’s reasonably short payment terms.  The Company does not require collateral or other security for its accounts receivable.  The Company periodically evaluates the collectibility of its accounts receivable and provides an allowance for potential credit losses as necessary, based on historical experience.

The Company had one customer who provided for approximately 88% of total revenues in the year ended December 31, 2008.  The Company had three customers who accounted for greater than 10% of accounts receivable at December 31, 2008.

Prepaid Expenses and Other Assets

Prepaid expenses consist of amounts that were paid as of year-end for goods or services to be provided subsequent to year-end.  As of December 31, 2008 and March 31, 2009, the account included prepaid insurance, rent, software licenses and prepaid professional expenses.  Other assets primarily consist of rent deposits.  A portion of other assets has been classified as long term based on the intent of the Company to maintain these deposits longer than one year.

Continued

PRISM CIRCUITS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

2.                Summary of Significant Accounting Policies, continued

Property and Equipment, Net

Property and equipment are stated at cost and depreciated using the straight-line method over the following estimated useful lives:

Equipment and furniture	5-7 years
Computer and other equipment	3 years

Leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or their estimated useful lives.  The cost of maintenance and repairs is expensed as incurred.

Upon retirement or sale, the cost and related accumulated depreciation are removed from the consolidated balance sheet and any related gain or loss is reflected in the consolidated statement of operations.

Foreign Currency Translation

The Company has a foreign subsidiary in India whose financial statements are denominated in the local currency.  Assets and liabilities of the Company’s foreign subsidiary are translated into U.S. dollars at year-end exchange rates. Income and expense items are translated at average exchange rates for the year. Foreign exchange gains and losses, which result from the process of remeasuring foreign currency financial statements into U.S.  dollars, were insignificant at December 31, 2008 and March 31, 2009.  Transaction gains and losses resulting from transactions denominated in currencies other than U.S.  dollars or in the functional currencies of the Company’s subsidiary have not been material to date.

Impairment of Long-Lived Assets and Intangible Assets

In accordance with Statement of Financial Accounting Standard (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets, such as property and equipment, and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset.  If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset.  Assets to be disposed of are presented in the consolidated balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated.  The assets and liabilities of a disposed group classified as held for sale are presented separately in the appropriate asset and liability sections of the consolidated balance sheet.

Revenue Recognition

The Company generates revenue primarily from development agreements with its customers, but also through the licensing of its intellectual property (IP). Revenue is recognized when persuasive evidence of an arrangement exists, delivery or performance has occurred, the sales price is fixed or determinable, and

Continued

PRISM CIRCUITS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

2.                Summary of Significant Accounting Policies, continued

Revenue Recognition, continued

collectibility is reasonably assured. Evidence of an arrangement generally consists of signed agreements. When sales arrangements contain multiple elements (e.g., license and services), the Company applies the provisions of Financial Accounting Standards Board (FASB) Emerging Issues Task Force (EITF) Issue No. 00-21 (EITF 00-21), Revenue Arrangements with Multiple Deliverables, to determine the separate units of accounting that exist within the agreement. If more than one unit of accounting exists, the consideration payable to the Company under the agreement is allocated to each unit of accounting using either the relative fair value method or the residual fair value method as prescribed by EITF 00-21.

For license agreements that include deliverables requiring significant production, modification or customization, the Company applies American Institute of Certified Public Accountants’ Statement of Position No. 81-1 (SOP 81-1), Accounting for Performance of Construction-Type and Certain Production-Type Contracts.  Revenue is recognized using the percentage of completion method of accounting over the period in which the contract services are performed.

If the amount of revenue recognized under the percentage of completion accounting method exceeds the amount of billings to a customer, then the excess amount is recorded as unbilled receivable. The Company recognizes provisions for losses on contracts in the period in which the likelihood of those losses become known.

The Company provides support and maintenance services under certain agreements with its customers. Fees for support and maintenance services are deferred based on its relative fair value,  and recognized ratably over the service period, generally twelve months. Revenue from support and maintenance was $34,000 and was included in licensing revenue in the consolidated statement of operations.

Income Taxes

The Company is an S Corporation for federal income and California franchise tax purposes.  The stockholders are responsible for reporting their pro rata share of the Company’s taxable income or loss and certain other items affecting their individual income tax returns.  As a result, the Company’s consolidated financial statements will generally reflect California franchise tax at a tax rate of 1.5% on taxable income.

Stock-Based Compensation

The Company accounts for stock compensation in accordance with the provisions of SFAS No. 123 (revised 2004), Share-Based Payment (SFAS 123R), which established accounting for stock-based awards exchanged for employee services.  Accordingly, stock-based compensation cost is measured at the grant date, based on the fair value of the award, and is recognized as expense over the employees requisite service period.  The Company’s stock compensation is generally accounted for as an equity instrument.

Continued

PRISM CIRCUITS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

2.                Summary of Significant Accounting Policies, continued

Stock-Based Compensation, continued

The Company accounts for equity instruments issued to non-employees in accordance with EITF Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services.  The Company records the expense of such services based on the estimated grant date fair value of the equity instrument using the Black-Scholes option pricing model.  Assumptions used to value the equity instruments are consistent with equity instruments issued to employees.  The value of the equity instrument is recognized as an expense over the period in which the related services are rendered.

3.                Recent Accounting Pronouncements

Issued in September 2006, SFAS No. 157, Fair Value Measurements (SFAS 157) defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. SFAS 157 became effective for financial statements issued for years beginning after November 15, 2007.

Issued in February 2007, SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—including an amendment of FASB Statement No. 115 (SFAS 159) permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS 159 is effective for fiscal years beginning after November 15, 2007.  The Company has not elected the fair value option for any of its assets or liabilities.  Therefore, the adoption of SFAS 159 did not impact the Company’s consolidated financial statements.

Issued in December 2007, SFAS No. 160, Non-Controlling Interests in Consolidated Financial Statements an amendment of ARB No. 51 (SFAS 160) establishes new standards for the accounting for, and reporting of non-controlling interests (formerly minority interests) and for the loss of control of partially owned and consolidated subsidiaries.  SFAS 160 does not change the criteria for consolidating a partially owned entity.  SFAS 160 is effective for fiscal years beginning after December 15, 2008.  The provisions of SFAS 160 will be applied prospectively upon adoption except for the presentation and disclosure requirements which will be applied retrospectively.  The Company is currently evaluating the impact of the adoption of SFAS 160 on its consolidated financial statements and disclosures.

Continued

PRISM CIRCUITS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

3.                Recent Accounting Pronouncements, continued

Issued in December 2007, SFAS No. 141 (revised 2007), Business Combinations (SFAS 141R) establishes the principles and requirements for how an acquirer in a business combination (1) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed and any non-controlling interest in the acquired company, (2) recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase and (3) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS 141R is effective beginning with the Company’s fiscal 2009. The impact of the adoption of SFAS 141R on the Company’s consolidated financial statements will depend on the nature and extent of business combinations that the Company completes, if any, in or after fiscal 2009.

Issued in April 2008, EITF 07-05, Determining whether an Instrument (or Embedded Feature) Is Indexed to an Entity’s Own Stock, (EITF 07-05) provides guidance on determining what types of instruments or embedded features in an instrument held by a reporting entity can be considered indexed to its own stock for the purpose of evaluating the first criteria of the scope exception in paragraph 11(a) of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. EITF 07-05 is effective for financial statements issued for fiscal years beginning after December 15, 2008. The Company is currently evaluating the impact of this EITF on its consolidated financials statements.

Issued in October 2008, FSP No. 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active, (FSP 157-3), clarifies the application of the provisions of SFAS 157 in an inactive market and how an entity would determine fair value in an inactive market. FSP 157-3 was effective upon issuance, including prior periods for which financial statements had not been issued. The implementation of FSP 157-3 did not have a material effect on the Company’s consolidated financial statements.

4.                Cash and Cash Equivalents, and Fair Value Measurements

Cash and cash equivalents consist of the following:

	December 31, 2008	March 31, 2009
		(unaudited)
Balances at:

Cash and cash equivalents:
Cash	$266,450	$685,119
Money market funds	1,892,040	1,675,133

Total cash and cash equivalents	$2,158,490	$2,360,252

Fair Value Measurements

On January 1, 2008, the Company adopted SFAS 157 which defines fair value, establishes a framework for using fair value to measure assets and liabilities, and expands disclosures about fair value measurements.  SFAS 157 applies whenever other statements require or permit assets or liabilities to be measured at fair value.

Continued

PRISM CIRCUITS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

4.                Cash and Cash Equivalents, and Fair Value Measurements, continued

Fair Value Measurements, continued

The Company’s financial assets and liabilities are valued using market prices on active markets (Level 1). Level 1 instrument valuations are obtained from real-time quotes for transactions in active exchange markets involving identical assets.  As of December 31, 2008 and March 31, 2009, the Company did not have any assets or liabilities obtained from readily-available pricing sources for comparable instruments (Level 2) and without observable market values that would require a high level of judgment to determine fair value (Level 3).

The following table summarizes the Company’s financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2008 and March 31, 2009:

		Quoted Prices in
		Active Markets of
	Balance as of	Identical Assets
	December 31, 2008	(Level 1)
Assets—
Money market funds	$1,892,040	$1,892,040

Quoted Prices in
Active Markets of
	Balances as of	Identical Assets
	March 31, 2009	(Level 1)
	(Unaudited)	(Unaudited)
Assets—
Money market funds	$1,675,133	$1,675,133

5.                Property and Equipment, Net

Property and equipment consists of the following:

	December 31, 2008	March 31, 2009
		(unaudited)
Computers and office equipment	$130,612	$192,712
Furniture and fixtures	10,858	16,652
Leasehold improvements	14,099	15,491

	155,569	224,855
Less accumulated depreciation and amortization	(67,318)	(81,791)

	$88,251	$143,064

Depreciation and amortization expense totaled $39,754 for the year ended December 31, 2008 and $14,473 (unaudited) for the three months ended March 31, 2009.

6.                Capital Stock

Convertible Preferred Stock

Between 2006 and 2008, the Company issued 2,100,000 shares of Series A convertible preferred stock to the founders of the Company.  The preferred stockholders retained certain rights, preferences, and privileges over common stockholders, including dividends, liquidation preferences and conversion features.

Continued

PRISM CIRCUITS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

6.                Capital Stock, continued

Convertible Preferred Stock, continued

On October 28, 2008, the Company amended its articles of incorporation, authorizing the Company to issue common stock as its only class of stock.  In connection with this amendment, the Company converted from a C Corporation to an S Corporation.  As a result, the preferred stockholders exchanged their preferred stock for common stock and received cash consideration in the amount of their liquidation preference of $210,000.

Common Stock

The Company is authorized to issue 20,000,000 shares of common stock with a par value of $0.0001 per share.  As of December 31, 2008, the Company had 9,100,416 common shares issued and outstanding.  In 2006, the Company issued 4,000,000, shares of its common stock to its founders in exchange for cash consideration of $4,000.  The Company had a lapsing right to repurchase such shares at $0.0001 per share upon the founders’ termination from the Company.  The repurchase rights lapse over four years.  In March 2008, the Company repurchased 916,667 shares from one of the founders for $917 and repurchased 25,000 shares from a former employee for $500.  At December 31, 2008, 441,667 shares were subject to repurchase.

7.                Stock Option Plan

In April 11, 2006, the Company adopted the 2006 Stock Incentive Plan (the Plan).  The Plan provides for the granting of stock options to employees, directors and consultants of the Company.  Options granted under the Plan may be either incentive stock options or non-qualified stock options.  Incentive stock options (ISO) may be granted only to Company employees.  Non-qualified stock options (NSO) may be granted to Company and PCI employees, directors and consultants.  As of December 31, 2008, the Company has reserved 9,000,000 shares of common stock for issuance under the Plan.

Options under the Plan may be outstanding for periods of up to ten years following the grant date.  Options and stock issued under the Plan must be priced at no less than 85% of the estimated fair value of the shares on the date of the grant, provided that (i) the exercise price of an ISO and NSO shall not be less than 100% and 85% of the estimated fair value of the shares on the date of grant, respectively, and (ii) the exercise price of an ISO and NSO granted or the purchase price under the stock issuance program to a 10% stockholder shall not be less than 110% and 100%, respectively, of the estimated fair value of the shares on the date of grant.  Fair value is determined by the Board of Directors.  Outstanding options generally vest over 4 years, may contain a one-year cliff, are exercisable immediately and, upon early exercise, are subject to repurchase by the Company at the lower of the original exercise price or fair value.  The repurchase rights lapse over a maximum period of four years, at such times and under such conditions as determined by the Board of Directors.  At December 31, 2008, 1,284,375 shares were subject to repurchase.

The fair value of the shares of common stock underlying the stock options has historically been determined by the Board of Directors.  Because there has been no public market for the Company’s common stock, the Board of Directors has determined the fair value of the common stock at the time of grant of the option by considering a number of objective and subjective factors including valuation of comparable companies, operating and

Continued

PRISM CIRCUITS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

7.                Stock Option Plan, continued

financial performance, the lack of liquidity of capital stock, and trends in the broader semiconductor IP market. The Company has not granted stock options with an exercise price that is less than the fair value of the underlying common stock as determined at the time of grant by the Company’s Board of Directors, with input from management. The Company recognized $207,486 and $50,975 (unaudited) of employee stock-based compensation expense for the year ended December 31, 2008 and for the three months ended March 31, 2009, respectively.  The compensation expense is allocated on a departmental basis, based on the classification of the option holder.

A summary of the status of the Company’s 2006 Equity Incentive Plan for the period from December 31, 2007 through December 31, 2008, is as follows:

		Awards Outstanding
	Shares Available for Grant	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Contractual Term
Balances, December 31, 2007	6,509,417	4,325,793
Granted	(4,109,500)	4,109,500	$0.22	9.6
Exercised	—	(10,000)	0.02	8.8
Cancelled	981,250	(981,250)	0.02
Repurchased stock	25,000	—
Vested restricted stock	—	(410,001)	0.02

Balances, December 31, 2008	3,406,167	7,034,042	$0.13	8.9

Vested and expected to vest at December 31, 2008		4,050,146	$0.20	9.4

Awards vested and exercisable at December 31, 2008		339,855	$0.09	9.0

	Awards Outstanding			Awards Exercisable
Exercise Price	Shares	Weighted- Average Remaining Contractual Life (years)	Weighted -Average Exercise Price	Options Exercisable	Weighted- Average Remaining Contractual Life (years)	Weighted -Average Exercise Price

$0.01	1,902,979	7.7	$0.01	63,500	7.7	$0.01
$0.02	2,960,063	8.9	$0.02	209,688	9.1	$0.02
$0.40	2,171,000	9.9	$0.40	66,667	9.8	$0.40

	7,034,042	8.9	$0.13	339,855	9.0	$0.09

During the first quarter of 2009, the Company granted options to purchase 1,945,375 shares of common stock at a grant price of $0.40 per share.

Continued

PRISM CIRCUITS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

7.                Stock Option Plan, continued

The weighted average grant date fair value of incentive stock options granted during fiscal 2008 as $0.12. The unrecognized compensation expense for stock options, net of estimated forfeitures, was $452,308 as of December 31, 2008, and will be recognized as expense over a weighted-average period of 3.73 years.

For non-employee consultants, compensation is recorded at the fair value of the options granted in accordance with SFAS 123(R) and EITF 96-18.  The fair value for nonemployee consultant options was determined using the Black-Scholes option pricing model and the weighted-average assumptions described below. The per share weighted-average fair value of stock options granted to nonemployees was $0.28 for year ended December 31, 2008.  Compensation expense related to these option grants is being recognized over the service period for the consultants; however, the unvested portion is remeasured each year.  The amount recognized in the statement of operations as compensation expense for non-employee consultants was $916 for the year ended December 31, 2008.

The Company estimated the value of employee stock options on the date of grant and non-employee stock options on the date of service performance, using the Black-Scholes option pricing model. The Black-Scholes option pricing model requires the use of a number of complex assumptions including expected volatility, risk-free interest rate, expected dividends and expected term of the share option.  The dividend yield of zero is based on the fact that the Company has never paid cash dividends and has no present intention to pay cash dividends.  The risk-free interest rates are taken from the Daily Federal Yield Curve Rates as of the grant dates as published by the Federal Reserve, and represent the yields on actively traded Treasury securities for terms equal to the expected term of the options.  The Company determined that the use of a pool of publicly traded competitors’ volatilities is more reflective of market conditions and an appropriate indicator of expected volatility in accordance with guidance in SFAS 123(R) and the Securities and Exchange Commission’s Staff Accounting Bulletin No. 107, Share-Based Payments (SAB 107).  The Company will continue to monitor these and other relevant factors used to measure expected volatility for future stock option grants. The expected term of employee stock options represents the weighted-average period that the stock options are expected to remain outstanding.  The Company’s historical share option exercise experience does not provide a reasonable basis upon which to estimate expected term.  In accordance with guidance in SFAS 123(R) and SAB 107 the Company used the “simplified” method for calculating expected term.

The following weighted-average assumptions were used to calculate the estimated value of stock options for 2008 and the three months ended March 31, 2009:

	Year ended	Three months
	December 31, 2008	ended March 31, 2009
		(Unaudited)
Expected volatility	59%	59%
Expected dividend yield	0%	0%
Risk-free interest rates	2.94%	2.94%
Expected term of share option (years)	5.90	5.90

Continued

PRISM CIRCUITS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

7.                Stock Option Plan, continued

The following table shows the effect of stock-based compensation for the year ended December 31, 2008:

2008

Stock-based compensation by type of award:
Employee stock awards	$207,486
Non-employee stock options	916

Total stock-based compensation	$208,402

Stock-based compensation included in:
Research and development expenses	$57,963
Selling, general and administrative expenses	150,439

Total stock-based compensation	$208,402

In 2008, the Company accelerated the vesting on a stock option grant for one former employee and recognized compensation expense of $35,684.

Stock-based compensation for the first three months of 2009 totaled $50,975 (unaudited).

The Company has not recognized any tax benefits from stock option granted during the year ended December 31, 2008 or the three months ended March 31, 2009, and no stock-based compensation costs have been capitalized as of December 31, 2008 and at March 31, 2009.

8.                Commitments and Contingencies

Lease Commitments

The Company leases its facilities under a non-cancelable operating lease which expires in August 2010.  The Company is responsible for certain operating expenses.  Rent expense for the Company’s facilities was $111,335 in 2008.  The terms of the facility lease provides for rental payments on a graduated scale.  The Company recognizes rent expense on a straight-line basis over the lease term.

Future minimum lease payments under non-cancelable commitments as of December 31, 2008, are as follows:

	Operating Leases	Purchase Obligations	Total
Year Ending December 31:
2009	$132,600	$309,561	$442,161
2010	90,480	64,311	154,791
	$223,080	$373,872	$596,952

Continued

PRISM CIRCUITS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

8.                Commitments and Contingencies, continued

Indemnification

The Company includes standard intellectual property indemnification clauses in certain of its customer agreements.  Pursuant to these provisions, the Company holds harmless and agrees to defend the indemnified party, generally the Company’s business partners and customers, in connection with certain patent, copyright, or trade secret infringement claims by third parties with respect to the Company’s products.  The term of the indemnification provisions is generally for the term of the agreement and the applicable statute of limitations.  The Company believes the estimated fair value of these obligations is minimal.  The Company did not record any liabilities in connection with these possible obligations as of December 31, 2008 or March 31, 2009.

9.                Benefit Plan

The Company has a 401(k) plan under which employees may contribute a portion of their compensation to the plan, subject to the limitations under the Internal Revenue Code.  The Company’s contributions to the plan are at the discretion of the Board of Directors.  The Company has not made any contributions to the plan since inception.

10.         Subsequent Events

On June 5, 2009, the sale of the Company was completed to MoSys, Inc. The total estimated acquisition price of $21.5 million includes cash of $15.0 million and $6.5 million in future payments based on the achievement of certain objectives.